                                                                  Exhibit (5)(b)



                          INVESTMENT ADVISORY AGREEMENT

         THIS AGREEMENT is made and entered into on this ______ day of ______________, 1998, between NATIONWIDE INVESTING FOUNDATION III (the "Trust"), an Ohio business trust, and UNION BOND & TRUST COMPANY (the "Adviser"), a trust company organized under the laws of Oregon.

                              W I T N E S S E T H :

         WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act");

         WHEREAS, the Trust desires to retain the Adviser to furnish certain investment advisory services, as described herein, with respect to certain of the series of the Trust, all as now are or may be hereafter listed on Exhibit A to this Agreement (each, a "Fund"); and

         WHEREAS, the Adviser represents that it is willing and possesses legal authority to render such services subject to the terms and conditions set forth in this Agreement without violation of applicable laws (including the Glass-Steagall Act) and regulations.

         NOW, THEREFORE, the Trust and the Adviser do mutually agree and promise as follows:

         1. Appointment as Adviser. The Trust hereby appoints the Adviser to act as investment adviser to each Fund subject to the terms and conditions set forth in this Agreement. The Adviser hereby accepts such appointment and agrees to furnish the services hereinafter described for the compensation provided for in this Agreement.

         2.       Duties of Adviser.

                  (a) Investment Management Services. (1) Subject to the supervision of the Trust's Board of Trustees (and except as otherwise permitted under the terms of any exemptive relief obtained by the Adviser from the Securities and Exchange Commission, or by rule or regulation), the Adviser will provide, or arrange for the provision of, a continuous investment program and overall investment strategies for each Fund, including investment research and management with respect to all securities and investments and cash equivalents in each Fund. The Adviser will determine, or arrange for others to determine, from time to time what securities and other investments will be purchased, retained or sold by each Fund and will implement, or arrange for others to implement, such determinations through the placement, in the name of a Fund, of orders for the execution of portfolio transactions with or through such brokers or dealers as may be so selected. The Adviser will provide, or arrange for the provision of, the services under this Agreement in accordance with the stated investment policies and restrictions of each Fund as set forth in that Fund's current prospectus and statement of additional information as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the "Prospectus") and subject to resolutions and directions of the Trust's Board of Trustees. To the extent that a Fund enters into wrapper agreements as described in the Prospectus, the Adviser will work with the wrap agreement providers to furnish the Fund with the monthly crediting rate applicable for the wrap agreements.

                  (2) Subject to the provisions of this Agreement and the 1940 Act and any exemptions thereto, the Adviser is authorized to appoint one or more qualified subadvisers (each a "Subadviser") to provide each Fund with certain services required by this Agreement. Each Subadviser shall have such investment discretion and shall make all determinations with respect to the investment of a Fund's assets as shall be assigned to that Subadviser by the Adviser and the purchase and sale of portfolio securities with respect to those assets and shall take such steps as may be necessary to implement its decisions. The Adviser shall not be responsible or liable for the investment merits of any decision by a Subadviser to purchase, hold, or sell a security for a Fund.

                  (3) Subject to the supervision and direction of the Trustees, the Adviser shall (i) have overall supervisory responsibility for the general management and investment of a Fund's assets; (ii) determine the allocation of assets among the Subadvisers, if any; and (iii) have full investment discretion to make all determinations with respect to the investment of Fund assets not otherwise assigned to a Subadviser.

                  (4) The Adviser shall research and evaluate each Subadviser, if any, including (i) performing initial due diligence on prospective Subadvisers and monitoring each Subadviser's ongoing performance; (ii) communicating performance expectations and evaluations to the Subadvisers; and (iii) recommending to the Trust's Board of Trustees whether a Subadviser's contract should be renewed, modified or terminated. The Adviser shall also recommend changes or additions to the Subadvisers and shall compensate the Subadvisers.

                  (5) The Adviser shall provide to the Trust's Board of Trustees such periodic reports concerning a Fund's business and investments as the Board of Trustees shall reasonably request.

                  (b) Compliance with Applicable Laws and Governing Documents. In the performance of its duties and obligations under this Agreement, the Adviser shall act in conformity with the Trust's Declaration of Trust and By-Laws and the Prospectus and with the instructions and directions received from the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code") (including the requirements for qualification as a regulated investment company) and all other applicable federal and state laws and regulations.

                  The Adviser acknowledges and agrees that subject to the supervision and directions of the Trust's Board of Trustees, it shall be solely responsible for compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Trust or a Fund, including, without limitation, the 1940 Act, and the rules and regulations thereunder, except that each Subadviser shall have liability in connection with information furnished by the Subadviser to a Fund or to the Adviser.

                  (c) Consistent Standards. It is recognized that the Adviser will perform various investment management and administrative services for entities other than the Trust and the Funds; in connection with providing services to the Fund, the Adviser agrees to exercise the same skill and care in performing its services under this Agreement as the Adviser exercises in performing similar services with respect to the other fiduciary accounts for which the Adviser has investment responsibilities.

                  (d) Brokerage. The Adviser is authorized, subject to the supervision of the Trust's Board of Trustees, to establish and maintain accounts on behalf of each Fund with, and place orders for the purchase and sale of assets not allocated to a Subadviser, with or through, such persons, brokers or dealers ("brokers") as Adviser may select and negotiate commissions to be paid on such transactions. In the selection of such brokers and the placing of such orders, the Adviser shall seek to obtain for a Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for a Fund the most favorable price and execution available, the Adviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the nature of the market for the security, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker involved, and the quality of service rendered by the broker in other transactions. Subject to such policies as the Trustees may determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund to pay a broker that provides brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to the Adviser an amount of commission for effecting a Fund investment transaction that is in excess of the amount of commission that another broker would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to the accounts as to which it exercises investment discretion.

                  It is recognized that the services provided by such brokers may be useful to the Adviser in connection with the Adviser's services to other clients. On occasions when the Adviser deems the purchase or sale of a security to be in the best interests of a Fund as well as other clients of the Adviser, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner the Adviser considers to be the most equitable and consistent with its fiduciary obligations to each Fund and to such other clients.

                  (e) Securities Transactions. The Adviser will not purchase securities or other instruments from or sell securities or other instruments to a Fund; provided, however, the Adviser may purchase securities or other instruments from or sell securities or other instruments to a Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Investment Advisers Act of 1940 (the "Advisers Act") and the rules and regulations promulgated thereunder or any exemption therefrom.

                  The Adviser agrees to observe and comply with Rule 17j-1 under the 1940 Act and the Adviser's Code of Ethics (which shall comply in all material respects with Rule 17j-1 under the 1940 Act), as the same may be amended from time to time. On a quarterly basis, the Adviser will either (i) certify to the Trust that the Adviser and its Access Persons have complied with the Adviser's Code of Ethics with respect to the Fund or (ii) identify any violations which have occurred with respect to the Fund.

                  (f) Books and Records. In accordance with the 1940 Act and the rules and regulations promulgated thereunder, the Adviser shall maintain separate books and detailed records of all matters pertaining to the Funds and the Trust (the "Fund's Books and Records"), including, without limitation, a daily ledger of such assets and liabilities relating thereto and brokerage and other records of all securities transactions. The Adviser acknowledges that the Fund's Books and Records are property of the Trust. In addition, the Fund's Books and Records shall be available to the Trust at any time upon request and shall be available for telecopying without delay to the Trust during any day that the Funds are open for business.

         3. Expenses. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for a Fund. The Adviser shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. The Adviser shall be responsible for the Fund's pro rata share of the compensation and expenses of the Trustees of Trust who are "interested persons" (as defined in the 1940 Act) of the Trust and for the compensation and expenses of the officers of the Trust who are employees of the Adviser.

         It is understood that the Trust will pay all of its own expenses, unless otherwise agreed to by the Trust and the Adviser, including, without limitation, (1) all charges and expenses of any custodian or depository appointed by the Trust for the safekeeping of its cash, securities and other assets, (2) all charges and expenses paid to an administrator appointed by the Trust to provide administrative or compliance services, (3) the charges and expenses of any transfer agents and registrars appointed by the Trust, (4) the charges and expenses of independent certified public accountants and of general ledger accounting and internal reporting services for the Trust, (5) the charges and expenses of dividend and capital gain distributions, (6) the compensation and expenses of Trustees of the Trust who are not "interested persons" of the Adviser, (7) brokerage commissions and issue and transfer taxes chargeable to the Trust in connection with securities transactions to which the Trust is a party, (8) all taxes and fees payable by the Trust to Federal, State or other governmental agencies, (9) all expenses of shareholders' and Trustees' meetings and of preparing, printing and distributing prospectuses and reports to shareholders, (10) charges and expenses of legal counsel for the Trust in connection with legal matters relating to the Trust, including without limitation, legal services rendered in connection with the Trust's existence, financial structure and relations with its shareholders, (11) insurance and bonding premiums, (12) association membership dues, (13) bookkeeping and the costs of calculating the net asset value of shares of the Trust's Funds, and
(14) expenses relating to the issuance, registration and qualification of the Trust's shares.

         4. Compensation. For the services provided and the expenses assumed with respect to a Fund pursuant to this Agreement, the Adviser will be entitled to the fee listed for each Fund on Exhibit A. Such fees will be computed daily and payable monthly at an annual rate based on a Fund's average daily net assets.

         The method of determining net assets of a Fund for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of the Shares as described in each Fund's Prospectus. If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect.

         Notwithstanding any other provision of this Agreement, the Adviser may from time to time agree to waive all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise accrue). Any such fee reduction may be discontinued or modified by the Adviser at any time.

         5. Representations and Warranties of Adviser. The Adviser represents and warrants to the Trust as follows:

                  (a) The Adviser is exempt from registration as an investment adviser under the Advisers Act;

                  (b) The Adviser is a trust company duly organized, validly existing and in good standing under the laws of the State of Oregon with the power to own and possess its assets and carry on its business as it is now being conducted;

                  (c) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its shareholders and/or directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default or violation under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser.

         6. Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Adviser pursuant to
Section 5 shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

         7.       Liability and Indemnification.

                  (a) Liability. In the absence of wilful misfeasance, bad faith or gross negligence on the part of the Adviser or a reckless disregard of its duties hereunder or except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services provided for under this agreement, the Adviser shall not be subject to any liability to a Fund or the Trust, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Fund assets; provided, however, that nothing herein shall relieve the Adviser from any of its obligations under applicable law, including, without limitation, the federal and state securities laws.

                  (b) Indemnification. The Adviser shall indemnify the Trust and its officers and trustees, for any liability and expenses, including attorneys fees, which may be sustained as a result of the Adviser's wilful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services provided for under this agreement.

         8.       Duration and Termination.

                  (a) Duration. Unless sooner terminated, this Agreement shall continue with respect to a Fund until _______________, 2000, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Trust's Board of Trustees or the vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund; provided that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

                  (b) Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement, as to a Fund, may be terminated at any time, without payment of any penalty by vote of a majority of the Trust's Board of Trustees, or by vote of a majority of the outstanding voting securities of a Fund, or by the Adviser, in each case, not less than sixty (60) days' written notice to the other party.

         This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment.

         9. Services Not Exclusive. The services furnished by the Adviser hereunder are not to be deemed exclusive, and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. It is understood that the action taken by the Adviser under this Agreement may differ from the advice given or the timing or nature of action taken with respect to other clients of the Adviser, and that a transaction in a specific security may not be accomplished for all clients of the Adviser at the same time or at the same price.

         10. Amendment. This Agreement may be amended by mutual consent of the parties, provided that the terms of each such amendment shall be approved by the Trust's Board of Trustees or by a vote of a majority of the outstanding voting securities of a Fund (to the extent required by the 1940 Act).

         11. Confidentiality. Subject to the duties of the Adviser and the Trust to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to a Fund and the Trust and the actions of the Adviser and the Funds in respect thereof.

         12. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

                  (a)      If to the Adviser:

                           Union Bank & Trust Company
                           5665 SW Meadow Road, Suite 400
                           Lake Oswego, Oregon 97035
                           Attention:
                           Facsimile:

                  (b)      If to the Trust:

                           Nationwide Investing Foundation III
                           Three Nationwide Plaza, 26th Floor
                           Columbus, OH 43215
                           Attention:  James F. Laird, Jr.
                           Facsimile:  (614) 249-7424

         13. Jurisdiction. This Agreement shall be governed by and construed to be in accordance with substantive laws of the State of Ohio without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

         14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

         15. Certain Definitions. For the purposes of this Agreement, "interested person," "affiliated person," "assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

         16. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         17. Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

         18. Miscellaneous. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         The Trust is a business trust organized under Chapter 1746, Ohio Revised Code and under a Declaration of Trust dated as of October 30, 1997, to which reference is hereby made a copy of which is on file at the office of the Secretary of State of Ohio, and to any and all amendments thereto so filed or hereafter filed. The obligations of the Trust entered into in the name of on behalf thereof by any of the Nationwide Investing Foundation III Trustees, officers, employees or agents are not made individually, but only in their capacities with respect to the Trust. Such obligations are not binding upon any of the Trustees, shareholders, officers, employees, or agents of the Trust personally, but bind only the assets of the Trust, as set forth in Section 1746.13(A), Ohio Revised Code. All persons dealing with any series of the Shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                      ADVISER
                                      UNION BOND & TRUST COMPANY

                                      By:__________________________________
                                      Name:
                                      Title:

                                      TRUST
                                      NATIONWIDE INVESTING FOUNDATION III


                                      By:__________________________________
                                      Name:
                                      Title:

                                    EXHIBIT A
                       NATIONWIDE INVESTING FOUNDATION III
                          Investment Advisory Agreement

Funds of the Trust                      Advisory Fees (applicable for each Fund)
------------------                      ----------------------------------------
Morley Capital Accumulation Fund        0.35% of the average daily net assets of the Fund